Exhibit 99.2

CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (this “Agreement”) is entered into by and between MICHAEL W. CLARKE (the “Consultant”) and UNION BANKSHARES CORPORATION (the “Company”), to be effective as of the occurrence of the Effective Time (as defined in the Agreement and Plan of Reorganization dated October 4, 2018 (the “Merger Agreement”) by and between Access National Corporation (“Access”) and the Company). If the Effective Time does not occur, this Agreement shall be null and void ab initio and of no further force and effect.
WITNESSETH:
WHEREAS, the Consultant has invaluable knowledge and expertise regarding the business of Access;
WHEREAS, due to the Consultant’s knowledge and expertise, the Company wishes to have the cooperation of, access to, and services of the Consultant following the Effective Time; and
WHEREAS, the Company and the Consultant have mutually agreed that the Consultant shall serve as a member of the Board of Directors of the Company (the “Board”).
NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Company and the Consultant, intending to be legally bound hereby, mutually agree as follows:
1.    Term; Termination.
(a)    The Consultant shall render advisory services, on the terms and subject to the conditions set forth in this Agreement, for a 12-month period beginning on the Closing Date (as defined in the Merger Agreement) (the “Initial Term”). The Initial Term will be extended automatically for up to two additional one-year periods (each a “Renewal Term”) on the same terms and conditions as set forth in this Agreement (as modified from time to time by the parties), unless either party gives the other party written notice of its or his decision not to renew the term of this Agreement at least sixty (60) days prior to the end of the Initial Term or any Renewal Term. The Initial Term, together with all Renewal Terms, if any, are collectively referred to in this Agreement as the “Term.”
(b)    Either party may terminate this Agreement for any reason at any time upon sixty (60) calendar days’ written notice to the other party following the Initial Term. Upon termination of this Agreement for any reason, Consultant shall be paid only for work that has been, up to and including the termination date, completed in accordance with the requirements of this Agreement, as determined by the Company in its sole discretion.
2.    Services; Remuneration.
(a)    Advisory Services. During the Term, the Consultant shall provide general advisory and discrete project-based services as requested by the Chief Executive Officer of the Company (the “CEO”) with respect to the business of the Company and Union Bank & Trust (the “Bank”), including without limitation (i) maintaining and developing new relationships with customers and clients, (ii) engaging with officers and employees as warranted for retention, (iii) advising with respect to community relations issues and building new relationships, and (iv) assisting on specific projects for the Company and the Bank with respect to their business and integration with Access, each as may be reasonably requested by the CEO (cumulatively, the “Services”).

(b)    Consultant Fee; Expense Reimbursement. In consideration for agreeing to provide the Services, during the Term, the Consultant shall be paid a monthly fee of $10,000 (the “Consultant Fee”), payable no later than the fifth business day of each calendar month, with the first and last such payments to be prorated as necessary to reflect a period of service that is less than a full month. The Company shall reimburse the Consultant for reasonable business expenses incurred by the Consultant in connection with the performance of the Services, provided the Consultant provides substantiation for such expenses. Reimbursement of any such reasonable business expenses shall be made in accordance with the Company’s expense reimbursement policy. During the Term, the Company shall provide the Consultant with an office in Reston, Virginia, or at another location mutually agreed by the Company and the Consultant.
(c)    Sole Consideration. Except for the compensation payable to the Consultant in respect of the Consultant’s services on the Board as in effect from time to time, the Consultant shall be entitled to no other compensation or benefits from the Company or the Bank with respect to the Services.
(d)    Performance of Services. Consultant’s Services shall be non-exclusive, and the Consultant shall be responsible for reasonably determining the method, details and means of performing the Services required under this Agreement, and the specific hours to be worked. The Company will rely on Consultant to work as many hours as may be reasonably necessary to fulfill Consultant’s obligations under this Agreement; provided that the Company acknowledges that Consultant’s performance of the Services hereunder is not intended to be on a full-time basis.
3.    Status as a Nonemployee.
(a)    The Company and the Consultant acknowledge and agree that, in performing the Services, the Consultant shall be acting and shall act at all times as an independent contractor only and not as an employee of the Company or the Bank. It is understood and agreed that Consultant shall have no power or authority to supervise, direct or manage any employee of the Company or the Bank, or to enter into contracts on behalf of the Company or the Bank or to borrow or incur debts or liabilities, of any kind or nature whatsoever, on behalf of the Company or the Bank. Consultant shall not be entitled to participate in or otherwise accrue benefits or receive contributions under any employee benefit plans, policies or other arrangements that might be available to the employees of the Company or the Bank or their affiliates, and waives any right Consultant may have to participate in such plans, policies or other arrangements.
(b)    The Consultant acknowledges that the Consultant is and shall be solely responsible for the payment of all federal, state, and local taxes that are required by applicable laws to be paid with respect to compensation payable hereunder for the Services.
4.    Entire Agreement; Amendment. This Agreement contains the entire agreement between the Company and the Consultant with respect to the matters addressed herein. This Agreement may not be amended, waived, changed, modified, or discharged except by an instrument in writing executed by the Company and the Consultant.
5.    Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by prepaid overnight courier service, addressed as follows:
If to the Consultant:
At the address listed in the signature block below.
If to the Company:

Union Bankshares Corporation
1051 East Cary Street, Suite 1200
Richmond, Virginia 23219
Attention: John Asbury
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received or refused by the addressee.
6.    Binding Agreement; Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the Consultant and the Consultant’s heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company and the Company’s successors. The Services described above are personal in nature and shall not be assigned or subcontracted.
7.    Severability. If any provision of this Agreement, or part thereof, is determined to be unenforceable for any reason whatsoever, it shall be severable from the remainder of this Agreement and shall not invalidate or affect the other provisions of this Agreement, which shall remain in full force and effect and shall be enforceable according to their terms. No covenant shall be dependent upon any other covenant or provision herein, each of which stands independently.
8.    Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. The parties further agree that venue in the event of a dispute shall be exclusively in the Circuit Court of the City/County of Fairfax, Virginia, or the applicable federal court for that City/County, at the sole option of the Company, and the Consultant agrees not to object to venue.
9.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
10.    No Right to Continued Service As A Director. Nothing in this Agreement shall confer upon the Consultant the right to continue as a member of the Board for any length of time.

Signature Block on Next Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written herein.
UNION BANKSHARES CORPORATION
Date: February 1, 2019 By: /s/ Loreen A. Lagatta
Loreen A. Lagatta
EVP & Chief Human Resources Officer

CONSULTANT
Date: FEB 1 _, 2019 /s/ Michael W. Clarke
Address: 314 Adahi Road SE, Vienna VA 22180